Exhibit 3(xxxiv)

State of Idaho

Office of the Secretary of State

I, BEN YSURSA, Secretary of State of the State of Idaho, hereby certify that I am the custodian of the corporation records of this State.

I FURTHER CERTIFY That the annexed is a full, true and complete duplicate of articles of incorporation of HEINZ FOREIGN INVESTMENT COMPANY, an Idaho corporation, received and filed in this office on November 26, 2002, under file number C 146406, including all amendments filed thereto, as appears of record in this office as of this date.

Dated: June 3, 2013

SECRETARY OF STATE
By

ARTICLES OF INCORPORATION

OF

ProMark Brands Inc.

The undersigned, acting as incorporator(s) of a corporation under the Idaho Business Corporation Act, adopt(s) the following Articles of Incorporation for such corporation;

FIRST:	The name of the corporation is ProMark Brands Inc.

SECOND:	The period of its duration is perpetual.

THIRD:	The purpose or purposes for which the corporation is organized are: the transaction of any or all lawful business for which corporations may be incorporated under the Idaho Business Corporation Act.

FOURTH:	The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) of common stock, par value $1.00 per share. The holders of common stock shall have one vote per share and shall not be entitled to cumulate their votes in the election of officers.

FIFTH:	Provisions denying preemptive rights are: No holder of stock of the corporation of any class, whether now or hereafter outstanding, shall be entitled or have any right, as such holder, to subscribe for or to purchase any part of (i) any shares of any class whatsoever which the corporation may hereafter issue or sell or (ii) any obligations or securities which the corporation may hereafter issue or sell convertible into or exchangeable for any shares of the corporation of any class or (iii) any warrants which the corporation may hereafter issue or sell that shall confer upon the holder or owner thereof the right to subscribe for or purchase from the corporation any of its shares of any class.

SIXTH:	Provisions for the regulation of the internal affairs of the corporation are: In furtherance and not in limitation of powers conferred by statute, the board of directors is expressly authorized:

(a) To make, alter or repeal the by-laws of the corporation.

(b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

(c) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created

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	(d)	By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property or assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amend the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

	(e)	When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

SEVENTH:		The address of the initial registered office of the corporation is 300 North 6th Street, Boise, Idaho, 83702 and the name of its initial registered agent at such address is CT CORPORATION SYSTEM.

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EIGHTH:	The number of directors constituting the initial board of directors of the corporation is FIVE (5), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS

James A. Backo	Wells Fargo Center, 877 West Main Street, Suite 604, Boise, ID 83702

Dean A. Bierkan	USS Tower, 600 Grant Street, Pittsburgh, PA 15219

Debbie K. Crosby	USS Tower, 600 Grant Street, Pittsburgh, PA 15219

Leonard A. Cullo, Jr.	USS Tower, 600 Grant Street, Pittsburgh, PA 15219

Robert Yoshida	Wells Fargo Center, 877 West Main Street, Suite 604, Boise, ID 83702

NINTH:	The name and address of each incorporator is:

NAME	ADDRESS

Curt Kreisel	CT Corporation System, Three Gateway Ctr., 16th Fl. West, Pittsburgh, PA 15222

Dated November 26, 2002

Curt Kreisel, Incorporator

COMMONWEALTH OF PENNSYVANIA	)
) SS
COUNTY OF ALLEGHENY	)

I, Marcey L. Smith, a notary public, do hereby certify that on this twenty-sixth day of November, 2002, personally appeared before me Curt Kreisel, who being by me first duly sworn, declared that he is the Incorporator of ProMark Brands Inc., that he signed the foregoing document as Incorporator of the Corporation, and that the statements therein contained are true.

Notary Public

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ARTICLES OF AMENDMENT (General Business)
To the Secretary of State of the State of Idaho Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned corporation amends its articles of incorporation as follows:

1.	The name of the corporation is:

ProMark Brands Inc.
If the corporation has been administratively dissolved and the corporate name is no longer available for use, the amendment(s) below must include a change of corporate name.

2.	The text of each amendment is as follows:

FOURTH: The aggregate number of shares which the corporation shall have authority to Issue is two thousand (2,000) of common stock, par value $1.00 per shares; The holders of common stock shall have one vote per share and shall not be entitled to cumulate their votes in the election of officers.

3.	The date of adoption of the amendment(s) was: January 25, 2006

4.	Manner of adoption (check one):

☐ The amendment consists exclusively of matters which do not require shareholder action pursuant to section 30-1-1002, 30-1-1005 and 30-1-1006, Idaho Code and was, therefore, adopted by the board of directors.

☐ None of the corporation’s shares have been issued and was therefore, adopted by the
☐ incorporator ☐ board of directors.

☒ Approval by the shareholders is required and the shareholders duly approved amendment(s) as required by either Title 30, Idaho Code or by the Articles of Incorporation.

Customer Acct #:

(if using pre-paid account)
Secretary of State use only
Dated:	9-25-06
Signed:

Typed Name:	Robert Yoshida
Capacity:	President

[ILLEGIBLE]

ARTICLES OF AMENDMENT

of

PROMARK BRANDS INC.

Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned corporation amends its articles of incorporation as follows:

1.	The name of the Corporation is: PROMARK BRANDS INC.

2.	The text of each amendment is as follows:

FOURTH:	The aggregate number of shares which the corporation shall have authority to issue is:

(a)	Two thousand (2,000.00) of common stock, par value $1.00 per share. The holder of common stock shall have one vote per share and shall not be entitled to cumulate their votes in the election of officers (“Common Stock”).

(b)	One thousand (1,000.00) of cumulative, 8-year, no par, non-voting, 7.05% preferred stock having the following designations, powers, preferences and other rights (“7.05% Preferred Stock”):

i.	Rank. The 7.05% Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes or series of equity securities of the Corporation, including the Common Stock, subject to equity securities issued in parity to the 7.05% Preferred Stock. All equity securities of the Corporation to which the 7.05% Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the “Junior Securities.” All equity securities of the Corporation with which the 7.05% Preferred Stock ranks on parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as the “Parity Securities”. The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case maybe. The 7.05% Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities.

ii.	Dividends. The holders of the 7.05% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the annual rate of $119,850.00 per share (being 7.05% of the liquidation value of $1,700,000.00 per share as stated below in Section (b)v payable quarterly in arrears on the first business day of April, July, October and January of each year, commencing May 2, 2007. Such dividends shall be cumulative from the date of issue. The amount of dividends payable for the initial dividend period, or any other period shorter or longer than a full calendar quarter, on the 7.05% Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year.

iii.	Redemption. The 7.05% Preferred Stock shall be redeemed in its entirety on the 8th anniversary of the date of first issuance of the 7.05% Preferred Stock. The 7.05% Preferred Stock shall not be redeemable by the Company prior to that date. The redemption price payable upon exercise of the right to redeem shares of the 7.05% Preferred Stock is fixed at the liquidation value of $1,700,000.00 per share plus dividends accrued and unpaid thereon to the first date fixed for redemption.

iv.	Voting Rights.

1.	The holders of shares of the 7.05% Preferred Stock shall not be entitled to any voting rights except as otherwise provided by Idaho law.

2.	In exercising the voting rights set forth in this Section (b)iv, each share of 7.05% Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 7.05% Preferred Stock as a single class on any matter, then the 7.05% Preferred Stock shall have with respect to such matters such number of votes per share as shall be necessary so that the voting rights of the shares of 7.05% Preferred Stock and the voting rights of the share of such other series of preferred stock are in proportion to their respective liquidation values per share. Except as otherwise required by applicable law, the shares of 7.05% Preferred Stock shall not have any relative participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

v.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the 7.05% Preferred Stock shall be entitled to receive at the time thereof in cash out of the assets of the Corporation, before any distribution of payment shall be made to the holders of any

Junior Securities, the amount of $1,700,000.00 per share plus dividends accrued and unpaid thereon to such time. Liquidating distributions shall be made in pari passu with Parity Securities.

vi.	Convertibility. The 7.05% Preferred Stock shall not be convertible into any other class or series of equity securities of the Corporation.

vii.	Term. The term of the 7.05% Preferred Stock shall be 8 years.

viii.	Book and Records. The Corporation shall maintain, or cause to be maintained, in a manner customary and consistent with generally accepted accounting principles, practices and procedures, a comprehensive system of books, records and accounts (which books, records and accounts shall be and remain the property of the Corporation). Such books, records and accounts shall be prepared and maintained at the Corporation’s principal place of business or such other place or places as may from time to time be determined by the Corporation. The holder (or holders) of the 7.05% Preferred Stock or its duly authorized representative shall have the right to inspect, examine and copy such books, records and accounts at the Corporation’s office during reasonable business hours.

3.	The date of adoption of the amendment(s) was:

(a)	May 1, 2007 with respect to the authorization and designation of the 7.05% Preferred Stock.

4.	Manner of adoption was: Approval by the shareholder was required and shareholders duly approved the amendment(s) as required by Title 30, Idaho Code.

Dated:	May 2, 2007

Signed:

Typed Name:	Charles W. Otte, Jr.

Capacity:	Vice President

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ARTICLES OF AMENDMENT (General Business)
To the Secretary of State of the State of Idaho Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned corporation amends its articles of incorporation as follows:

1.	The name of the corporation is:

Promark Brands Inc.
If the corporation has been administratively dissolved and the corporate name is no longer available for use, the amendment(s) below must include a change of corporate name.

2.	The text of each amendment is as follows:

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is: (a) Five thousand (5,000.00) of common stock at $1.00 par value per share. The holder of common stock shall have one vote per share and shall not be entitled to cumulate their votes in the election of officers (“Common Stock”).

3.	The date of adoption of the amendment(s) was: August 3, 2012

4.	Manner of adoption (check one):

	☐	The amendment consists exclusively of matters which do not require shareholder action pursuant to section 30-1-1002, 30-1-1005 and 30-1-1006, Idaho Code, and was, therefore, adopted by the board of directors.

	☐	None of the corporation’s shares have been issued and was, therefore, adopted by the
☐ incorporator ☐ board of directors.

	☒	Approval by the shareholders is required and the shareholders duly approved amendment(s) as required by either Title 30, Idaho Code or by the Articles of Incorporation.

Customer Acct #:

(if using pre-paid account)
Secretary of State use only
Dated:	8-8-12
Signed:		a
Typed Name:	Robert Yoshida
Capacity:	President

210

ARTICLES OF AMENDMENT (General Business)
To the Secretary of State of the State of Idaho Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned corporation amends its articles of incorporation as follows:

1.	The name of the corporation is:

ProMark Brands Inc.
If the corporation has been administratively dissolved and the corporate name is no longer available for use, the amendment(s) below must include a change of corporate name.

2.	The text of each amendment is as follows:

FIRST: The name of the corporation is Heinz Foreign Investment Company.

3.	The date of adoption of the amendment(s) was: March 8, 2013

4.	Manner of adoption (check one):

☐ The amendment consists exclusively of matters which do not require shareholder action pursuant to section 30-1-1002, 30-1-1005 and 30-1-1006, Idaho Code and was, therefore, adopted by the board of directors.

☐ None of the corporation’s shares have been issued and was, therefore, adopted by the
☐ incorporator ☐ board of directors.

☒ Approval by the shareholders is required and the shareholders duly approved amendment(s) as required by either Title 30, Idaho Code or by the Articles of Incorporation.

Customer Acct #:

(if using pre-paid account)
Secretary of State use only
Dated:	March 8, 2013
Signed:
Typed Name:	Robert Yoshida
Capacity:	President

10004 - 01/16/2008 C T System Online

FILED AT THE REQUEST OF: Heinz Foreign Investment Company 2541 North Stokesberry Place Suite 100 Meridian, Idaho 83646 Attention: Robert Yoshida, President

FILED BY: Melanie G. Rubocki, Esq. Perkins Coie LLP 1111 W Jefferson St., Suite 500 Boise, Idaho 83702-5391

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

HEINZ FOREIGN INVESTMENT COMPANY

The undersigned, Robert Yoshida, hereby certifies that he is the President of Heinz Foreign Investment Company, an Idaho corporation (the “Corporation”), and further certifies that:

1. By action taken by the Board of Directors of the Corporation by unanimous written consent dated as of May 29, 2013, the amendment and restatement of the Corporation’s Articles of Incorporation set forth below was approved and duly adopted by the Board of Directors of the Corporation.

2. By action taken by the shareholders of the Corporation by unanimous written consent dated as of May 29, 2013, the amendment and restatement of the Corporation’s Articles of Incorporation set forth below was approved and duly adopted by the shareholders of the Corporation.

3. The Articles of Incorporation of the Corporation are hereby amended and restated in their entirety in accordance with Sections 30-1-1003 and 30-1-1007 of the Idaho Business Corporation Act (the “Act”) to read as follows:

ARTICLE 1

NAME

The name of the Corporation is “Heinz Foreign Investment Company.”

ARTICLE 2

CAPITAL STOCK

A.	Authorized Capital

The total number of shares which the Corporation is authorized to issue is Six Thousand Five Hundred (6,500), consisting of Five Thousand (5,000) shares of common stock, par value $1.00 per share (“Common Stock”), and One Thousand Five Hundred (1,500) shares of preferred stock, no par value (“Preferred Stock”). The Common Stock is subject to the rights and preferences of the Preferred Stock as

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set forth below. The Preferred Stock shall consist of two series: (i) 1,000 shares of cumulative, 8-year, no par value, non-voting 7.05% preferred stock (“7.05% Preferred Stock”) and (ii) 500 shares of cumulative, perpetual, no par value, voting, 8.5% preferred stock (“8.5% Preferred Stock”), and shall have the designations, powers, preferences and other rights set forth below.

B.	Voting Rights

The holders of shares of Common Stock shall be entitled to one vote per share at each meeting of the shareholders of the Corporation and on all matters coming before the shareholders of the Corporation, except as otherwise provided by law. Except as otherwise provided herein or by law, holders of Preferred Stock shall vote as a single class with holders of Common Stock. Votes may not be cumulated.

C.	Preemptive Rights

Except as otherwise provided herein or by law, shareholders shall have no preemptive rights.

D.	7.05% Preferred Stock

The 7.05% Preferred Stock shall have the following designations, powers, preferences and other rights:

1. Rank. The 7.05% Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes or series of equity securities of the Corporation, including the Common Stock, subject to equity securities issued in parity to the 7.05% Preferred Stock which shall include the 8.5% Preferred Stock. All equity securities of the Corporation to which the 7.05% Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the “Junior Securities.” All equity securities of the Corporation with which the 7.05% Preferred Stock ranks on parity (whether with respect to dividends or upon liquidation, dissolution or winding up), including the 8.5% Preferred Stock, are collectively referred to herein as the “Parity Securities.” The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be. The 7.05% Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities.

2. Dividends. The holders of the 7.05% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the annual rate of $119,850.00 per share (being 7.05% of the liquidation value of $1,700,000.00 per share as stated below in Section D(5) payable quarterly in arrears on the first business day of April, July, October and January of each year, commencing May 2, 2007. Such dividends shall be cumulative from the date of issue. The amount of dividends payable for the initial dividend period, or any other period shorter or longer than a full calendar quarter, on the 7.05% Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year.

3. Redemption. The 7.05% Preferred Stock shall be redeemed in its entirety on the 8th anniversary of the date of first issuance of the 7.05% Preferred Stock. The 7.05% Preferred Stock shall not be redeemable by the Company prior to that date. The redemption price payable upon exercise of the right to redeem shares of the 7.05% Preferred Stock is fixed at the liquidation value of $1,700,000.00 per share plus dividends accrued and unpaid thereon to the first date fixed for redemption.

4. Voting Rights. The holders of shares of the 7.05% Preferred Stock shall not be entitled to any voting rights except as otherwise provided by Idaho law. In exercising the voting rights set forth in

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this Section, each share of 7.05% Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 7.05% Preferred Stock as a single class on any matter, then the 7.05% Preferred Stock shall have with respect to such matters such number of votes per share as shall be necessary so that the voting rights of the shares of 7.05% Preferred Stock and the voting rights of the share of such other series of preferred stock are in proportion to their respective liquidation values per share. Except as otherwise required by applicable law, the shares of the 7.05% Preferred Stock shall not have any relative participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

5. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the 7.05% Preferred Stock shall be entitled to receive at the time thereof in cash out of the assets of the Corporation, before any distribution of payment shall be made to the holders of any Junior Securities, the amount of $1,700,000.00 per share plus dividends accrued and unpaid thereon to such time. Liquidating distributions shall be made pari passu with Parity Securities.

6. Convertibility. The 7.05% Preferred Stock shall not be convertible into any other class or series of equity securities of the Corporation.

7. Term. The term of the 7.05% Preferred Stock shall be 8 years.

8. Books and Records. The Corporation shall maintain, or cause to be maintained, in a manner customary and consistent with generally accepted accounting principles, practices and procedures, a comprehensive system of books, records and accounts (which books, records and accounts shall be and remain the property of the Corporation). Such books, records and accounts shall be prepared and maintained at the Corporation’s principal place of business or such other place or places as may from time to time be determined by the Corporation. The holder (or holders) of the 7.05% Preferred Stock or its duly authorized representative shall have the right to inspect, examine and copy such books, records and accounts at the Corporation’s office during reasonable business hours.

E.	8.5% Preferred Stock

The 8.5% Preferred Stock shall have the following designations, powers, preferences and other rights:

1. Rank. The 8.5% Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes or series of equity securities of the Corporation, including the Common Stock, subject to equity securities issued in parity to the 8.5% Preferred Stock which shall include the 7.05% Preferred Stock.

2. Dividends. The holders of the 8.5% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the annual rate of $112,030 per share (being 8.5% of the liquidation value of $1,318,000 per share as stated below in Section E(5) payable quarterly in arrears on the first business day of April, July, October and January of each year, commencing June 3, 2013. Such dividends shall be cumulative from the date of issue. The amount of dividends payable for the initial dividend period, or any other period shorter or longer than a full calendar quarter, on the 8.5% Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year.

3. Redemption. The 8.5% Preferred Stock shall not be redeemable in whole or in part by the Company or any holder prior to the 21st anniversary of the date of its issuance. Except as otherwise noted, the redemption price payable upon exercise of the right to redeem shares of the 8.5% Preferred Stock is fixed at the liquidation value of $1,318,000 per share plus dividends accrued and unpaid thereon to the first date fixed for redemption.

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4. Voting Rights. The holders of shares of the 8.5% Preferred Stock shall be entitled to vote. In exercising the voting rights set forth in this Section E(4), each share of 8.5% Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 8.5% Preferred Stock as a single class on any matter, then the 8.5% Preferred Stock shall have with respect to such matters such number of votes per share as shall be necessary so that the voting rights of the shares of 8.5% Preferred Stock and the voting rights of the share of such other series of preferred stock are in proportion to their respective liquidation values per share. Except as otherwise required by applicable law, the shares of 8.5% Preferred Stock shall not have any relative participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

5. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the 8.5% Preferred Stock shall be entitled to receive at the time thereof in cash out of the assets of the Corporation, before any distribution of payment shall be made to the holders of any Junior Securities, the amount of $1,318,000 per share plus dividends accrued and unpaid thereon to such time. Liquidating distributions shall be made in pari passu with Parity Securities.

6. Convertibility. The 8.5% Preferred Stock shall not be convertible into any other class or series of equity securities of the Corporation.

7. Pricing Adjustment. If at any time within 180 days after the date of issuing the 8.5% Preferred Stock, the Corporation determines that the fair market value of the assets received by the Corporation in consideration for its issuance of the 8.5% Preferred Stock (the “Consideration Assets”) is other than the amount determined by the Corporation to represent fair market value as of the date of initial issuance of the 8.5% Preferred Stock, the Corporation shall adjust the redemption and liquidation amounts per share, as those terms are defined in Sections E(3) and E(5) above, respectively, of the 8.5% Preferred Stock terms hereof, to reflect the revised fair market value. Any such adjustments shall be made effective as of the initial issue date of the 8.5% Preferred Stock and shall adjust any and all payments made with respect to the 8.5% Preferred Stock as if the revised fair market value had been so determined from the initial issue date of the 8.5% Preferred Stock.

8. Subsequent Pricing Adjustment. In the event that the Internal Revenue Service or any other taxing authority challenges the fair market value of the Consideration Assets as defined in Section F(7) above of the 8.5% Preferred Stock terms hereof, the Company shall adjust the redemption and liquidation per share values as those terms are respectively defined in Sections F(3) and F(5) above of the 8.5% Preferred Stock terms hereof, and shall adjust any other payments made in accordance with the terms of the 8.5% Preferred Stock, to reflect the revised fair market value as if such revised fair market value had been so determined on the initial issue date of the 8.5% Preferred Stock.

9. Books and Records. The Corporation shall maintain, or cause to be maintained, in a manner customary and consistent with generally accepted accounting principles, practices and procedures, a comprehensive system of books, records and accounts (which books, records and accounts shall be and remain the property of the Corporation). Such books, records and accounts shall be prepared and maintained at the Corporation’s principal place of business or such other place or places as may from time to time be determined by the Corporation. The holder (or holders) of the 8.5% Preferred Stock or its duly authorized representative shall have the right to inspect, examine and copy such books, records and accounts at the Corporation’s office during reasonable business hours.

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ARTICLE 3

REGISTERED AGENT AND REGISTERED OFFICE

The name of the registered agent and address of the registered office is:

Name	Address
CT Corporation	921 S. Orchard Street, Suite G, Boise, Idaho 83705

ARTICLE 4

MAILING ADDRESS

The mailing address of the Corporation shall be: 2541 North Stokesberry Place, Suite 100, Meridian, Idaho 83646.

ARTICLE 5

PURPOSE

The purpose for which the Corporation is organized is the transaction of any and all business for which corporations may be incorporated under the general corporate laws of the state of Idaho.

ARTICLE 6

DURATION

The period of the Corporation’s duration is perpetual.

ARTICLE 7

BOARD OF DIRECTORS

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the discretion of, its Board of Directors. The number of directors shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

ARTICLE 8

INDEMNIFICATION AND LIMITATION ON LIABILITY

A.	Indemnification.

The Corporation shall indemnify the directors, and may, but shall not be required to indemnify the officers, of the Corporation to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment).

B.	Limitation on Liability.

There shall be no personal liability, either direct or indirect, of any director of the Corporation to the Corporation or its shareholders for monetary damages for any breach or breaches of fiduciary duty as

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a director; except that this provision shall not eliminate the liability of a director to the Corporation or to its shareholders for monetary damages for any breach, act, omission, or transaction as to which the Act (as in effect from time to time) prohibits expressly the elimination of liability. This provision shall not limit the rights of directors of the Corporation for indemnification or other assistance from the Corporation. Any repeal or modification of the foregoing provisions of this Article by the shareholders of the Corporation, or any repeal or modification of the Act which permits the elimination of liability of directors by this Article, shall not affect adversely any elimination of liability, right, or protection of a director of the Corporation with respect to any breach, act, omission, or transaction of such director occurring prior to the time of such repeal or modification.

ARTICLE 9

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provisions contained herein in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of the Corporation are granted subject to this reservation.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the undersigned has subscribed these Amended and Restated Articles of Incorporation effective as of the 30th day of May, 2013.

Robert Yoshida, President